UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 10, 2025
ROLLINS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-4422	51-0068479
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2170 Piedmont Road, N.E.,
Atlanta,	Georgia	30324
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (404) 888-2000
Not Applicable
(Former Name or Former Address, If changes since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ROL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging Growth Company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 7.01    Regulation FD Disclosure.
On November 10, 2025, Rollins, Inc. (the “Company”) announced the launch of a public offering (the “Offering”) of $1.0 billion of shares of its common stock, par value $1.00 per share (the “Common Stock”), held by LOR, Inc. and Rollins Holding Company, Inc. (together, the “Selling Stockholders”), two of the Company’s existing stockholders. The Selling Stockholders will be the only selling stockholders and will grant to the underwriter an option to purchase up to an additional $150 million of shares of Common Stock. The Company will not issue shares in the Offering and will not receive any proceeds from the Offering. In connection with the Offering, each of the Selling Stockholders is expected to enter into a lock-up agreement for a period of 365 days from the pricing date of the Offering, during which time the Selling Stockholders will be restricted from engaging in certain transactions with respect to their shares of Common Stock.
In addition, subject to the closing of the Offering, the Company intends to repurchase approximately $200 million of the shares of common stock being offered in the Offering at the same per share price to be paid by the underwriter to the Selling Stockholders in the Offering (the “Share Repurchase”). The completion of the Share Repurchase is conditioned on, and is expected to close concurrently with, the Offering. The closing of the Offering is also conditioned on the completion of the Share Repurchase. The Offering is subject to market and other conditions, and there can be no assurance as to whether or when the Offering may be completed. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information in Item 7.01 of this report (including Exhibit 99.1 hereto) is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by Rollins, Inc., dated November 10, 2025

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Rollins, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROLLINS, INC.

Date: November 10, 2025	By:	/s/ Kenneth D. Krause
	Name:	Kenneth D. Krause
	Title:	Executive Vice President and Chief Financial Officer
(Principal Financial Officer)